STRATTON GROWTH FUND, INC.

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION

STRATTON GROWTH FUND, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: In accordance with the requirements of Section 2-605 of the Maryland General Corporation Law, the Board of Directors of the Company pursuant to resolutions approved at a regular meeting of the Board of Directors held on April 13, 2006, has amended Article II of the Articles of Incorporation of the Company as follows:

The name of the Company is changed to STRATTON MULTI-CAP FUND, INC.

SECOND: The foregoing amendment to the Articles of Incorporation has been duly approved by a majority of the entire Board of Directors. The amendment is limited to a change expressly permitted to be made under Section 2-605(a)(1) of the Maryland General Corporation Law and the Company is an open-end company under the Investment Company Act of 1940, as amended.

THIRD: The Articles of Amendment will become effective at 12:01 a.m. on May 1, 2006.

IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to be signed in its name and on its behalf as of this 13th day of April, 2006.

Attest:

By:	/s/ Patricia L. Sloan	By:	/s/ John A. Affleck
	Patricia L. Sloan		John A. Affleck
Title:	Secretary/Treasurer	Title:	President

THE UNDERSIGNED, President of the Company, who executed on behalf of said Company the foregoing Articles of Amendment to the Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Company, the foregoing Articles of Amendment to the Articles of Incorporation to be the corporate act of said Company and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

By:	/s/ John A. Affleck
John A. Affleck
Title:	President